Exhibit 4.10

EXECUTION COPY

AMENDMENT NO. 1 TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT dated as of March 11, 2010 to the Second Amended and Restated Credit Agreement dated as of December 1, 2009 (the “Credit Agreement”) among DELHAIZE AMERICA, LLC, as Borrower, DELHAIZE GROUP S.A. and DELHAIZE US HOLDING, INC., as Parents and Guarantors (the “Parents”), the SUBSIDIARY GUARANTORS party thereto, the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Agent”), Issuing Bank and Swingline Lender, and BANK OF AMERICA, N.A. and FORTIS CAPITAL CORP., as Syndication Agents, Issuing Banks and Swingline Lenders and MORGAN STANLEY MUFG LOAN PARTNERS, LLC, as Documentation Agent.

W I T N E S S E T H :

WHEREAS, the Borrower has requested the Lenders to amend the Credit Agreement as set forth herein, and the Majority Lenders have consented to such amendment;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby. Except as modified and expressly amended by this Amendment, all terms, conditions and covenants contained in the Credit Agreement are hereby ratified and confirmed and shall remain in full force and effect in all respects.

SECTION 2. Amendment. Section 6.06 of the Credit Agreement is hereby amended to restate clause (iv) thereof in its entirety as follows:

“(iv) the Parent may declare or make Restricted Equity Payments not permitted by the foregoing clauses so long as, after giving effect to any Restricted Equity Payment made in reliance on this clause (iv), the aggregate amount of all Restricted Equity Payments made by the Parent does not exceed (x) in the Fiscal

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Year ending December 31, 2010, €160,000,000 plus 50% of the Consolidated Net Income for the Fiscal Quarter ending March 31, 2010 and (y) in each Fiscal Year thereafter, €100,000,000 plus the CNI Growth Amount (with the calculation of Cumulative Consolidated Net Income included therein beginning with Consolidated Net Income for the Fiscal Quarter ending June 30, 2010).”

SECTION 3. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 3 of the Credit Agreement will be true and correct in all material respects on and as of the Amendment Effective Date (as defined below) and (ii) no Default will have occurred and be continuing on such date.

SECTION 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 6. Effectiveness. This Amendment shall become effective as of the date hereof on the date (the “Amendment Effective Date”) when the Agent shall have received from each of the Borrower, the Parents and the Majority Lenders, or by the Borrower, the Parents and the Administrative Agent with the consent of the Majority Lenders, a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

DELHAIZE AMERICA, LLC

By:	/s/ Richard A. James
Name:	Richard A. James
Title:	Vice President of Finance and Treasurer

DELHAIZE GROUP S.A.

By:	/s/ Richard A. James
Name:	Richard A. James
Title:	Vice President - Finance

DELHAIZE US HOLDING, INC.

By:	/s/ Richard A. James
Name:	Richard A. James
Title:	Treasurer

JPMORGAN CHASE BANK, N.A., as Lender, Administrative Agent, Issuing Bank and Swingline Lender

By:	/s/ James W. Peterson
Name:	James W. Peterson
Title:	Vice President

BARCLAYS BANK PLC

By:	/s/ David E. Barton
Name:	David E. Barton
Title:	Director

BANK OF AMERICA, N.A.

By:	/s/ Mauro Maioli
Name:	Mauro Maioli
Title	: Senior Vice President

CAPITOL ONE, N.A.

By:	/s/ Albert Figuly
Name:	Albert Figuly
Title:	Vice-President

COBANK, ACB

By:	/s/ James Matzat
Name:	James Matzat
Title:	Vice President

COMPASS BANK, as Lender

By:	/s/ Ramon Garcia
Name:	Ramon Garcia
Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Shaheen Malik
Name:	Shaheen Malik
Title:	Vice President

By:	/s/ Kevin Buddhdew
Name:	Kevin Buddhdew
Title:	Associate

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Heidi Sandquist
Name:	Heidi Sandquist
Title:	Director

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

FIFTH THIRD BANK

By:	/s/ Mary Ramsey
Name:	Mary Ramsey
Title:	Vice President

FORTIS BANK sa/nv NEW YORK BRANCH

By:	/s/ Douglas Riahi
Name:	Douglas Riahi
Title:	Managing Director

By:	/s/ Carlos del Marmol
Name:	Carlos del Marmol
Title:	Head of International Desk N.A.

ING BELGIUM SA/NV

By:	/s/ Nathalie Faucon
Name:	Nathalie Faucon
Title:	GLP Structured Finance Execution

By:	/s/ Jacques Mamere
Name:	Jacques Mamere
Title:	Head of GLP Structured Finance Execution

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Shibani Faehnle
Name:	Shibani Faehnle
Title:	Assistant Vice President

MORGAN STANLEY BANK, N.A.

By:	/s/ Ryan Vetsch
Name:	Ryan Vetsch
Title:	Authorized Signatory

NORTHERN TRUST COMPANY

By:	/s/ John C. Canty
Name:	John C. Canty
Title:	Senior Vice President

ROYAL BANK OF CANADA

By:	/s/ Dan LePage
Name:	Dan LePage
Title:	Authorized Signatory

REGIONS BANK

By:	/s/ Paul Stephen Phillippi
Name:	Paul Stephen Phillippi
Title:	Senior Vice President

SOCIETE GENERALE

By:	/s/ Carol Radice
Name:	Carol Radice
Title:	Director

SOVEREIGN BANK

By:	/s/ Karen Ng
Name:	Karen Ng
Title:	Senior Vice President

BANK OF TOKYO-MITSUBISHI UFJ TRUST COMPANY

By:	/s/ Brian McNany
Name:	Brian McNany
Title:	Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Conan Schleicher
Name:	Conan Schleicher
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Kirk Tesch
Name:	Kirk Tesch
Title:	Vice President